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Exhibit 10.42

                      OPEN-END MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS
                                  (Medina, OH)


         THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (herein "Instrument") is made as of the 31st day of March, 2002 by the grantor, Balanced Care Realty (OFC), Inc., a Delaware corporation (the "Borrower") in favor of the following grantees: Centerville ALF, Inc., a Florida corporation, Medina ALF, Inc., a Florida corporation, and Shippensburg ALF, Inc., a Florida corporation (collectively referred to hereinafter as the "Ocwen Affiliates"), and Ocwen Financial Corporation, a Florida corporation ("Ocwen").

         WHEREAS, the Ocwen Affiliates, Balanced Care Corporation, a Delaware corporation ("Balanced Care"), Ocwen, Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company ("Licensee"), Senior Care Operators of Ohio, LLC, a Delaware limited liability company, and Senior Care Operators of Centerville LLC, a Delaware limited liability company, have entered into the Settlement Agreement and Release, effective March 31, 2002 ("Settlement Agreement") pursuant to which Balanced Care has agreed to provide the Balanced Care Corporation Promissory Note, also dated as of March 31, 2002, in the principal amount of $936,445.00, to the Ocwen Affiliates ("BCC Note") to settle and resolve the Litigation (as defined in the Settlement Agreement).

         WHEREAS, Ocwen, Borrower, Balanced Care, Balanced Care at Medina, Inc., a Delaware corporation ("BCM"), Balanced Care at Centerville, Inc., a Delaware corporation ("BCC"), Balanced Care at Shippensburg, Inc. ("BCS") a Delaware corporation, (BCM, BCC, and BCS are collectively referred to hereinafter as "Management Companies"), and Licensee, have entered into the Term Loan Agreement, as of the date hereof ("Term Loan Agreement"), pursuant to which Ocwen has agreed to loan Borrower, and Borrower has accepted from Ocwen, the principal sum of Nine Million One Hundred
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Fifty-Three Thousand Three Hundred Fifty-Six Dollars ($9,153,356.00) plus interest thereon ("Loan").

         WHEREAS, Borrower has used the proceeds of the Loan to pay a portion of the purchase price for certain real property (and three (3) assisted living facilities located thereon) Borrower has purchased from the Ocwen Affiliates, pursuant to the terms and conditions of the Agreement of Purchase and Sale, of even date herewith, by and among the Ocwen Affiliates, Ocwen, Borrower, Balanced Care and the following parties joining only as to specific provisions:
Management Companies and Licensee ("Purchase Agreement").

         WHEREAS, in connection with the Loan, Borrower has executed the Term Note, of even date herewith ("Term Note"), evidencing Borrower's obligation to repay all principal and interest due under the Loan as well as certain additional payments that may be required pursuant to the terms of the Term Loan Agreement and Term Note.

         WHEREAS, Borrower is a wholly owned subsidiary of Balanced Care.

         WHEREAS, in addition to the Loan, a portion of the purchase price for the real property being transferred and conveyed by the Ocwen Affiliates to Borrower shall be deferred and is payable in accordance with the terms and conditions of the Deferred Purchase Price Note given by Borrower to the Ocwen Affiliates in the original principal amount of $3,449,401.47 ("Deferred Purchase Price Note").

         WHEREAS, Ocwen and the Ocwen Affiliates, as a condition to providing the Loan to Borrower, entering into the Settlement Agreement with Balanced Care, and entering into the Purchase Agreement with Borrower, Balanced Care and the other parties thereto, requires that Borrower grant to Ocwen and the Ocwen Affiliates a mortgage on the property legally described on Exhibit A hereto, pursuant to the terms of this Instrument, and the Borrower is willing to grant Ocwen and the Ocwen Affiliates a mortgage in and to the property described on Exhibit A hereto and to otherwise perform the obligations set forth in this Instrument.

         WHEREAS, Ocwen and the Ocwen Affiliates understand that the lien created by this Instrument shall be second in priority to the lien of the Mortgages (as defined in the Term Loan Agreement).


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         WHEREAS, the Term Loan Agreement, the Term Note, all Security Documents
(as defined in the Term Loan Agreement), all Ancillary Documents (as defined in the Term Loan Agreement), the Settlement Agreement, the BCC Note, the Purchase Agreement, and the Deferred Purchase Price Note shall hereinafter be collectively referred to as the "Transaction Documents."

         Borrower, intending to be legally bound, in consideration of the Loan from Ocwen, Ocwen's and Ocwen Affiliates' entering into the Settlement Agreement with Balanced Care, and Ocwen's and Ocwen Affiliates' execution of the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby agrees that the foregoing recitals are incorporated herein by reference and as follows:

         TO SECURE TO THE OCWEN AFFILIATES AND OCWEN (a) the repayment of any amounts due to Ocwen and/or the Ocwen Affiliates under the Transaction Documents, specifically including but not limited to the BCC Note and Deferred Purchase Price Note, and the repayment of other indebtedness of Borrower or Balanced Care to Ocwen or the Ocwen Affiliates secured by this Instrument, with interest on the foregoing, and all renewals, extensions and modifications of the foregoing; (b) the payment of all other sums with interest thereon advanced in accordance herewith to protect the security of this Instrument; and (c) the performance of the covenants and agreements of Borrower and Balanced Care herein contained and contained in the Transaction Documents, and in any other documents given by Borrower or Balanced Care to Ocwen and/or the Ocwen Affiliates to evidence, or otherwise in connection with, additional indebtedness of Borrower or Balanced Care to Ocwen and/or the Ocwen Affiliates secured by this Instrument, Borrower does hereby mortgage, grant, convey and assign to the Ocwen Affiliates and Ocwen all of the Borrower's right, title, interest, and privileges in and to the following: the real property described in Exhibit A attached hereto and made a part hereof, together with all buildings, improvements, and tenements now or hereafter erected on the real property and owned by Borrower, and all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials and appliances whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; and all elevators, and

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related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, fixtures and equipment now owned or hereafter acquired and used in, on or about the subject real estate (excluding, however, leased equipment) all of which, to the extent owned by Borrower, including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by this Instrument; and, to the extent permissible by law, all licenses, permits and certifications and all other general intangibles owned or used in connection with the operation of the real property covered by this Instrument; and all of the proceeds of the foregoing; and all of the above including said real property are herein referred to as the "Property".

         Borrower covenants and agrees that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property, that the Property is unencumbered, except for Permitted Encumbrances, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, whatsoever. As used herein, "Permitted Encumbrances" means (i) all matters listed on Schedule B to that certain "marked up" Title Insurance Commitment issued by First American Title Insurance Company, dated April 5, 2002 and noted as Commitment Number 14-28032;
(ii) all resident or occupancy contracts for the leasing of units located on the Property; and (iii) real property taxes and assessments imposed or assessed on the Property but not yet due and payable as of March 31, 2002.

         Borrower, Balanced Care, Ocwen and the Ocwen Affiliates covenant and agree as follows:

         1. PAYMENT OF AMOUNTS DUE UNDER THE TRANSACTION DOCUMENTS; OPEN-END MORTGAGE. Borrower and Balanced Care are obligated to promptly pay when due all amounts which shall become due to Ocwen or the Ocwen Affiliates under the Transaction Documents, and all other sums secured by this Instrument. This Instrument is intended to be and shall be construed as an open-end mortgage and shall secure the maximum principal amount of $4,385,846.47 together with interest thereon and such other amounts as shall become due and owing to Ocwen or the Ocwen Affiliates from Borrower or Balanced Care pursuant to this Instrument, the Transaction Documents, or other notes, documents or agreements

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evidencing, or otherwise executed in connection with, additional indebtedness secured by this Instrument.

         2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Upon default in payment of any of the following described items, which default continues for a period of thirty (30) days after Ocwen or the Ocwen Affiliates have provided notice of same to Borrower (and Borrower shall notify Ocwen of its default in the payment of the following promptly after Borrower becomes aware of same), or, upon the occurrence of an Event of Default under any of the Transaction Documents, specifically including but not limited to the BCC Note and Deferred Purchase Price Note, or other notes or agreements given in connection with additional indebtedness of Borrower or Balanced Care to Ocwen or an Ocwen Affiliate secured by this Instrument, Ocwen shall have the right, at its option, to require Borrower to pay to Ocwen on the first day of each month, for so long as the BCC Note and/or Deferred Purchase Price Note or any of the Transaction Documents remains outstanding, a sum (herein "Funds") equal to one-twelfth of
(a) the yearly water and sewer rates which may be levied on the Property; and
(b) the yearly expenses, costs or fees associated with any licenses, permits, certifications or other governmental approvals required, necessary, or desirable for the operation of the facility located on the Property, all as reasonably estimated initially and from time to time adjusted by the basis of assessments and bills and reasonable estimates thereof. Any waiver by Ocwen of a requirement that Borrower pay such Funds following Borrower's default in payment of any of such items or the occurrence of an Event of Default under any of the Transaction Documents, specifically including but not limited to the BCC Note and Deferred Purchase Price Note, may be revoked by Ocwen, in Ocwen's sole discretion, at any time upon notice in writing to Borrower. Borrower shall be required to escrow funds sufficient to pay real property taxes and assessments, and upon Borrower's failure to pay premiums for the following when due, insurance premiums for fire and other casualty/hazard insurance, in accordance with the terms and conditions of Section 4.7 of the Term Loan Agreement, and such escrowed funds shall not be governed by this Section 2, but rather by Section 4.7 of the Term Loan Agreement.

         The Funds shall be held by Ocwen and shall be applied to pay said rates, rents, and/or license, permit, or other fees ("Other Impositions") so long as no Event of Default has occurred under any of the Transaction Documents, specifically including but not limited to the BCC Note and/or Deferred Purchase Price Note. Ocwen shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said

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assessments and bills, unless Ocwen pays Borrower interest, earnings or profits on the Funds and applicable law permits Ocwen to make such a charge. Unless applicable law requires interest, earnings or profits on the Funds to be paid, Ocwen shall not be required to pay Borrower any interest, earnings or profits on the Funds. Ocwen shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to such Funds was made.

         If at any time the amount of the Funds held by Ocwen shall be less than the amount deemed necessary by Ocwen to pay water and sewer rates, rents, and/or license, permit or other fees, and Other Impositions, as they fall due, Borrower shall, thirty (30) days after demand, pay such deficiency.

         Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument or upon the occurrence of an Event of Default under any of the Transaction Documents, specifically including but not limited to the BCC Note and/or Deferred Purchase Price Note, Ocwen may apply, in any amount and in any order as Ocwen shall determine in Ocwen's sole discretion, any Funds held by Ocwen at the time of application (a) to pay rates, rents, and/or license, permit, or other fees, and Other Impositions which are now or will hereafter become due; or (b) as a credit against sums secured by this Instrument. Upon release of this Instrument, Ocwen shall promptly refund to Borrower any Funds held by Ocwen.

         3. APPLICATION OF PAYMENTS. All payments received by Ocwen or an Ocwen Affiliate from Borrower under the Transaction Documents or this Instrument shall be applied by Ocwen in the following order of priority: (a) amounts payable to Ocwen by Borrower under paragraph 2 hereof; (b) interest payable on amounts due under the Transaction Documents; (c) principal due under the Transaction Documents; (d) interest payable on advances made pursuant to paragraph 8 hereof;
(e) principal of advances made pursuant to paragraph 8 hereof; and (f) any other sums secured by this Instrument in such order as Ocwen, at Ocwen's option, may determine; provided, however, that Ocwen may, at Ocwen's option, apply any sums to interest and principal payable by Borrower pursuant to paragraph 8 hereof prior to amounts due pursuant to the Transaction Documents and further provided that, in the event of a sale as provided in paragraph 25 hereof, the proceeds of the sale shall be applied first to the costs of sale and thereafter as otherwise set forth herein.

         4. CHARGES; LIENS. Borrower shall pay all water and sewer rates, rents, taxes (not being diligently contested by Borrower in


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a timely manner and not otherwise paid by Ocwen from the escrow fund therefore established and maintained pursuant to Section 4.7 of the Term Loan Agreement), premiums, and license, permit, or other fees, and Other Impositions attributable to the Property. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument (except for the Mortgages); provided, however, that Borrower shall be entitled to contest any such lien in good faith (provided Borrower contests such lien in a diligent and timely manner). With respect to liens filed for failure to pay real property taxes and/or assessments, Borrower shall be entitled to contest the lien only if Borrower pays the taxing or assessing authority sufficient funds to discharge the lien prior to commencement of the contest. Upon written request from Ocwen, if the lien is in a face amount in excess of $100,000, Borrower shall provide a bond, letter of credit, or sufficient funds in an escrow account, to pay off the amount required to discharge the lien during the period of contest by Borrower (except for real property tax and/or assessment liens, which are governed by the foregoing sentence). If a mechanic's lien is filed against the Property, Borrower shall promptly notify Ocwen and, at Ocwen's request, shall, at Borrower's option, but subject to the right to contest hereinafter set forth, either (i) escrow with Ocwen or with the consent of Ocwen deposit in a court of competent jurisdiction a sum of money equal to the amount of the lien, or (ii) provide a bond against the lien in such amount and in such manner as to discharge the lien as an encumbrance against the Property. Without Ocwen's prior written permission, except as otherwise permitted herein or in any other Transaction Document, Borrower shall not allow any lien, encumbrance, or other interest in the Property inferior to the lien of this Instrument to be perfected against the Property.

         5. HAZARD, LIABILITY, AND OTHER INSURANCE. Borrower shall keep the real property and improvements now existing or hereafter erected on the Property insured by carriers at all times satisfactory to Ocwen and in a form acceptable to Ocwen against loss by fire, hazards included within the term "extended coverage," and such other hazards and casualties as Ocwen shall reasonably require and in an amount not less than the full replacement cost of the buildings and improvements located on the Property (i.e., such insurance shall insure the Property on a replacement value basis). The Borrower shall also maintain such other insurance, specifically including but not limited to rent loss (if applicable), general liability, workers' compensation, etc., upon the Property, of such character as is usually maintained by Balanced Care or its Affiliates on like properties, and in an amount that is acceptable to Ocwen, in the exercise of


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its reasonable discretion. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

         Borrower shall determine if the Property is located in a federally identified flood hazard zone and if the property is so located the Borrower will provide flood insurance coverage in a reasonable amount as determined by Ocwen.

         All policies of insurance required by the terms of this Instrument shall provide or contain an endorsement by the insurer thereof that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against Borrower. In addition, such policies shall contain an agreement by the insurers thereof that such policies shall not be canceled or changed except upon not less than 30 days prior written notice delivered to Ocwen.

         All insurance policies and renewals thereof shall be issued by companies with a Best's Insurance Reports policy holder's rating of A- or better and a financial size category of Class XI or better, shall be in a form acceptable to Ocwen and shall include a standard mortgagee clause in favor of and in form acceptable to Ocwen. Ocwen shall be listed as a mortgagee, loss payee and additional insured of all such policies. Ocwen shall have the right to hold the policies, and Borrower shall promptly furnish to Ocwen all renewal notices and all receipts of paid premiums. At least ten (10) days prior to the expiration date of a policy, Borrower shall deliver to Ocwen a renewal policy in form satisfactory to Ocwen. Notwithstanding anything to the contrary set forth above, Ocwen will agree to consent, in its reasonable discretion, to modifications to insurance requirements to accommodate company-wide insurance programs that may in the future be implemented by Balanced Care and its Affiliates (as defined in the Term Loan Agreement), which insurance programs may include (without limitation) self-insurance elements or blanket policy insurance programs with other Affiliates of Balanced Care or LMR Holdings Limited, an exempted company incorporated in the Cayman Islands ("LMR").

         If Ocwen or an Ocwen Affiliate is made a party defendant to any litigation concerning this Instrument or the Property or any part thereof or interest therein, or the occupancy thereof by

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Borrower, and such litigation is not caused by any act of Ocwen or an Ocwen
Affiliate which constitutes gross negligence or intentional misconduct on the part of Ocwen or an Ocwen Affiliate, then Borrower shall indemnify, defend and hold Ocwen and the Ocwen Affiliates harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Ocwen or an Ocwen Affiliate in any such litigation, whether or not any such litigation is prosecuted to judgment. Borrower waives any and all right to claim or recover against Ocwen and the Ocwen Affiliates, their officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property, or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Instrument, except when such claim or recovery arises out of an act of Ocwen or the Ocwen Affiliates.

         In the event of loss, Borrower shall give reasonably prompt written notice to the insurance carrier and to Ocwen. If an Event of Default has occurred under any of the Transaction Documents, specifically including but not limited to the Term Loan Agreement, the BCC Note and the Deferred Purchase Price Note, Borrower hereby authorizes Ocwen to act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under the insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Ocwen's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph 5 shall require Ocwen to incur any expense or take any action hereunder. In the event of loss, the proceeds of said insurance shall be paid, held and disbursed as hereinafter provided.

         If the Property is sold pursuant to paragraph 25 hereof, or if the Ocwen Affiliates acquire title to the Property, Ocwen shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         Provided that Borrower is not in default hereunder and an Event of Default has not occurred and is not continuing under any of the Transaction Documents, specifically including but not limited to the BCC Note and the Deferred Purchase Price Note, insurance proceeds shall be held by Ocwen to reimburse Borrower for the cost of restoration and repair of the Property, and the Property shall be restored to the equivalent of its original

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condition or such other condition as Ocwen may approve in writing. Ocwen may, at
Ocwen's option, condition disbursement of said proceeds on Ocwen's approval of plans and specifications of an architect satisfactory to Ocwen, contractor's cost estimates, architect's certificates, waivers of lien, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Ocwen may reasonably require. If the amount needed to complete such repairs or restoration is greater than the amount of insurance proceeds available, the Borrower shall, at the election of Ocwen and within sixty (60) days from the date of loss, (i) deposit with Ocwen the difference between the estimated amount needed to complete such repairs and the available insurance proceeds, or (ii) pay from Borrower's funds all costs attributable to such repair or restoration until such time as the estimated remaining cost of the repairs or restoration is less than or equal to the available insurance proceeds. If the above conditions are not met, Ocwen may apply such proceeds toward payment of any amounts due under the Transaction Documents, or toward payment of any other indebtedness of Borrower or Balanced Care to Ocwen or an Ocwen Affiliate secured by this Instrument.

         6. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition (except for obsolete equipment and ordinary wear and tear), or such lesser condition as Ocwen may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair unless the improvements portion of the Property are totally destroyed, insurance has been maintained thereon as required by this Instrument and Ocwen applies the proceeds of said insurance to the full payment of the sums secured by this Instrument;
(d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair (except for obsolete items and ordinary wear and tear) and shall replace improvements, fixtures, equipment, machinery and appliances in the ordinary course of Borrower's business; (e) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property unless Borrower is contesting the same in good faith and such contest does not unreasonably jeopardize the continued operation of the Property; (f) shall keep in full force and effect, without restriction or limitation, and not allow the expiration or lapse of, and shall

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fully comply with all conditions and requirements associated with all licenses, permits, certifications and governmental approvals (including but not limited to Medicare and Medicaid provider numbers and participation agreements and requirements of the State of Ohio Certificate of Need Law, in the event same become applicable) required, necessary, or desirable for the operation of the long-term care facility constituting part of the Property hereunder, and (g) shall give notice in writing to Ocwen of, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Ocwen hereunder. Neither the Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture (other than trade fixtures), equipment, machinery or appliance in or on the Property except when incident to the replacement of improvements, fixtures, equipment, machinery and appliances with items of like kind or additions, and except replacements or removals in the ordinary course of the Borrower's business.

         7. USE OF PROPERTY. Unless required by applicable law or unless Ocwen has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property without Ocwen's prior written consent.

         8. PROTECTION OF OCWEN'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Ocwen therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Ocwen, at Ocwen's option and after thirty (30) days prior notice to Borrower, may make such appearances, disburse such sums and take such action as Ocwen deems necessary, in its sole discretion, to protect Ocwen's and the Ocwen Affiliates' interests, including, but not limited to, (a) disbursement of attorney's fees; (b) entry upon the Property to make repairs;
(c) procurement of satisfactory insurance as provided in paragraph 5 hereof; and
(d) taking all action required in order to obtain or reinstate any required, necessary or desirable licenses, permits, approvals, or authorizations of governmental entities (including but not limited to Medicare and Medicaid provider numbers and participation agreements and State of Ohio or Pennsylvania Certificate of Need approvals and/or authorization, in the event the foregoing become applicable).

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         Any amounts disbursed by Ocwen pursuant to this paragraph 8, with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Ocwen agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate of interest stated in the Term Loan Agreement unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Borrower hereby covenants and agrees that Ocwen shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby. Nothing contained in this paragraph 8 shall require Ocwen to incur any expense or take any action hereunder.

         9. INSPECTION. Ocwen may make or cause to be made entries upon and inspections of the Property in accordance with the terms and provisions of the Term Loan Agreement governing such inspections.

         10. BOOKS AND RECORDS. Borrower shall keep and maintain at all times complete and accurate books of account and records adequate to reflect correctly the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property, including but not limited to licenses, permits, certifications and authorizations and approvals of governmental agencies. Such books, records, contracts, leases and other instruments (including licenses, permits, certifications, and authorizations and approvals of governmental agencies) shall be subject to examination and inspection at any reasonable time by Ocwen.

         11. CONDEMNATION. Borrower shall promptly notify Ocwen of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Ocwen in writing. If any Event of Default under the Transaction Documents has occurred and is continuing, Ocwen, at Ocwen's option, may act as attorney-in-fact for Borrower to commence, appear in and prosecute, in Ocwen's name, the names of the Ocwen Affiliates, or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award,

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payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Ocwen.

         With the consent of Ocwen, which consent shall not be unreasonably withheld, Borrower may apply such awards, payments, proceeds or damages, after the deduction of Ocwen's expenses incurred in the collection of such amounts, to restoration or repair of the Property. Otherwise, such sums so received shall be applied to payment of any amounts due under the Transaction Documents, under other notes, agreements, or documents evidencing other indebtedness of Borrower or Balanced Care to Ocwen or the Ocwen Affiliates secured by this Instrument, or other sums secured by this Instrument, or, if no such amounts are then due, held by Ocwen or the Ocwen Affiliates as security for Borrower's obligations under the Transaction Documents or such other notes, agreements or documents evidencing indebtedness secured hereby. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Ocwen or the Ocwen Affiliates may require.

         12. BORROWER AND LIEN NOT RELEASED. From time to time, Ocwen may, at Ocwen's option, without giving notice to or obtaining the consent of Borrower or Borrower's successors or assigns or of any junior lienholder or guarantor, without liability on Ocwen's or any Ocwen Affiliate's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of any amounts due under the Transaction Documents or any other indebtedness secured by this Instrument or any part thereof, reduce the payments thereon, release anyone liable for payment of such amounts, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plat of the Property, consent to the granting of any easement, join in any extension or subordination agreement, agree in writing with Borrower to modify any term or condition of the Transaction Documents, or other notes, documents or agreements evidencing indebtedness of Borrower to Ocwen or the Ocwen Affiliates secured hereby, including any term or condition relating to the payment of money. Any actions taken by Ocwen pursuant to the terms of this paragraph 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property. Borrower shall pay Ocwen a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Ocwen's option for any such action if taken at Borrower's request.

         13. FORBEARANCE BY OCWEN NOT A WAIVER. Any forbearance by Ocwen or the Ocwen Affiliates in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Ocwen or the Ocwen Affiliates of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Ocwen's or the Ocwen Affiliates' right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Ocwen shall not be a waiver of Ocwen's or the Ocwen Affiliates' right to accelerate the maturity of the indebtedness secured by this Instrument. Ocwen's or the Ocwen Affiliates' receipt of any awards, proceeds or damages under paragraphs 5 and 11 hereof shall not operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

         14. ESTOPPEL CERTIFICATE. Borrower shall, within 30 days of a written request from Ocwen, furnish Ocwen or the Ocwen Affiliates with a written statement, duly acknowledged, setting forth, to Borrower's knowledge, the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument. Within 30 days of Borrower's written request therefor, Ocwen and the Ocwen Affiliates shall furnish Borrower with a statement as to (i) the amount then secured by this Instrument, and (ii) whether, to Ocwen's knowledge, an Event of Default under the Transaction Documents has occurred or is continuing.

         15. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. In addition to being a Mortgage and Assignment of Rents, this Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which under applicable law may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants Ocwen and the Ocwen Affiliates a first security interest in said items. Borrower agrees that Ocwen or the Ocwen Affiliates may file this Instrument, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Ocwen, upon Ocwen's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Ocwen or the Ocwen Affiliates may reasonably require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Ocwen or the Ocwen Affiliates may reasonably require. Without the prior written consent of Ocwen, except as otherwise permitted by the Transaction Documents, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. If any Event of Default occurs under any of the Transaction Documents, specifically including but not limited to the BCC Note and the Deferred Purchase Price Note, or if a default occurs under any other note, document or agreement given by Borrower or Balanced Care to Ocwen or the Ocwen Affiliates in connection with indebtedness of Borrower or Balanced Care to Ocwen or the Ocwen Affiliates secured by this Instrument, or if Ocwen or the Ocwen Affiliates declare all sums secured hereby immediately due and payable in accordance with the first sentence of paragraph 25, Ocwen and the Ocwen Affiliates shall have the remedies of a secured party under the Uniform Commercial Code and, at Ocwen's or the Ocwen Affiliates' option, may also invoke the remedies provided in paragraph 25 of this Instrument as to such items. In exercising any of said remedies, Ocwen and the Ocwen Affiliates may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Ocwen's or the Ocwen Affiliates' remedies under the Uniform Commercial Code or of the remedies provided in paragraph 25 of this Instrument.

         16. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's obligations as landlords under any leases of the Property or any part thereof. Borrower shall furnish Ocwen with executed copies of all non-residential leases hereafter made of all or any part of the Property, and all non-residential leases hereafter entered into will be subject to Ocwen's prior written approval, which approval shall not be unreasonably withheld.

Borrower shall provide copies of all residential leases to Ocwen within thirty
(30) Business Days after Ocwen's request therefore. Unless otherwise directed by Ocwen and except for non-residential leases, all leases of the Property made after the date hereof shall specifically provide that such leases are subordinate to this Instrument; that the tenant attorns to Ocwen or the Ocwen Affiliates, such attornment to be effective upon Ocwen's or the Ocwen Affiliates' acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Ocwen or the Ocwen Affiliates may from time to time request; and that the attornment of the tenant shall not be terminated by foreclosure. In addition, all lessees (other than lessees under residential leases) of all or any part of the Property shall execute a Subordination, Attornment and Non-Disturbance and Estoppel Certificate in substantially the same form attached hereto as Exhibit B or as agreed to by Ocwen or the Ocwen Affiliates. Except for residential leases amended, modified, executed, surrendered, or terminated in the ordinary course of Borrower's business, Borrower shall not, without Ocwen's written consent, which consent shall not be unreasonably withheld, execute, modify, surrender or terminate, either orally or in writing, any lease hereafter made of all or any part of the Property, permit an assignment or sublease of such a lease, or request or consent to the subordination of any lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant (other than a residential tenant) proposes to do, or is doing, any act or thing which may give rise to any right to set-off against rent, Borrower shall
(a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Ocwen thereof and of the amount of said set-offs, and (c) within ten days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

         17. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         18. TRANSFERS OF THE PROPERTY; CHANGES IN CONTROL OR OWNERSHIP OF MORTGAGOR. Upon the voluntary or involuntary sale, lease (in violation of this Instrument or in violation of the Term Loan Agreement), exchange, assignment, conveyance (other than a condemnation governed by Section 11 of this Instrument), transfer or other disposition (herein collectively called "Disposition") of all or any portion of the Property (or any interest therein), or a transfer of the Borrower of any interest therein prohibited by any of the Transaction Documents, in the event Borrower conveys to any other party a security interest in the Property or any part thereof, or voluntarily or involuntarily permits or suffers the Property to be further encumbered, in violation of this Instrument (herein collectively called "Encumbrance"), then such Disposition or Encumbrance shall be a default hereunder, and Ocwen and the Ocwen Affiliates may, at their option, enforce any and all of their rights, remedies and recourses as set forth herein and/or in the Transaction Documents; provided, however, neither Ocwen nor any Ocwen Affiliate shall enforce such rights, remedies, and recourses if it consents in writing to the Disposition or Encumbrance in question. It is expressly agreed that in connection with determining whether to grant or withhold such consent the determination made by Ocwen or an Ocwen Affiliate shall be conclusive and Ocwen may require as conditions to granting such consent (a) payment of Ocwen's or the Ocwen Affiliates' reasonable attorneys' fees in connection with such Disposition or Encumbrance, and (b) the express assumption of the payment of the indebtedness and performance of the obligations of the Borrower or Balanced Care by the party to whom such Disposition will be made (with or without the release of Borrower or Balanced Care from liability for such indebtedness and obligations).

         19. NOTICE. Whenever notice is required to be given pursuant to the provisions hereof, such notice shall be given at the addresses and in the manner specified in the Term Loan Agreement.

         20. SUCCESSORS AND ASSIGNS BOUND; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Ocwen, the Ocwen Affiliates, and Borrower. In exercising any rights hereunder or taking any actions provided for herein, Ocwen and the Ocwen Affiliates may act through their employees, agents or independent contractors as authorized by Ocwen or the Ocwen Affiliates. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

         21. GOVERNING LAW AND FORUM SELECTION; SEVERABILITY. This Instrument shall be governed by the laws of the State of Ohio, without regard to its conflict of law provisions. In the event of any dispute, claim or controversy arising out of the terms or conditions of this Instrument or any of the Transaction Documents, Borrower hereby agrees that such dispute, claim, or controversy shall be brought and heard only in the United States District Court for the Southern district of Ohio, Western Division, in such other federal court as Ocwen shall select, in state court in the State of Ohio, County of Montgomery, or in such other state court in such other county and state as Ocwen may select, and all applicable appellate courts thereof, and Borrower hereby waives any objection to jurisdiction, venue or forum non convenes that Borrower may have otherwise had if this provision were not included herein. At the request of Ocwen, made at any time, Borrower shall designate a statutory agent in any State requested by Ocwen such that the forum selection clause of this Section 21 may be effectuated.

         In the event that any provision of this Instrument conflicts with applicable law, such conflict shall not affect other provisions of this Instrument which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument are declared to be severable.

         22. WAIVER OF STATUTE OF LIMITATIONS. TO the extent permitted by law, Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any of the Transaction Documents or any other obligation secured by this Instrument.

         23. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Ocwen or by any other party, Ocwen shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Ocwen shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument, and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         24. ASSIGNMENT OF LEASES AND RENTS, CONTRACT RIGHTS, AND LICENSES AND PERMITS; APPOINTMENT OF RECEIVER; OCWEN IN POSSESSION. Borrower hereby absolutely and unconditionally assigns and transfers to Ocwen all the leases, rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby absolutely and unconditionally assigns and transfers to Ocwen all of the contract rights of Borrower in and under resident agreements or occupancy agreements (quasi real property leases), service agreements and other vendor agreements necessary, required, or desirable for the operation of the facility that constitutes the Property secured hereby, the foregoing assignment to be effective at any time upon Ocwen providing written notice to Borrower. To the extent permitted by applicable law, Borrower also hereby absolutely and unconditionally assigns and transfers to Ocwen all of the rights of Borrower in, under and to all licenses, permits, certifications and governmental approvals necessary, required or desirable in connection with the operation of the facility that constitutes the Property secured hereby (including but not limited to Medicare and Medicaid provider numbers and participation agreements and Ohio Certificate of Need approvals and authorizations, in the event the foregoing are applicable), the foregoing assignment to be effective at any time upon Ocwen providing written notice to Borrower. Although this Instrument is a present assignment, Ocwen shall not exercise any of the rights or powers herein conferred upon it until (i) an Event of Default shall have occurred under any of the Transaction Documents, specifically including but not limited to the BCC Note and the Deferred Purchase Price Note and specifically including but not limited to a default in the payment of Indebtedness (as defined in the Term Loan Agreement) owed to Ocwen, or a default in performance by Borrower or Balanced Care under any other documents, agreements or notes provided by Borrower or Balanced Care to Ocwen or an Ocwen Affiliate in connection therewith, or (ii) a default occurs under this Instrument or any other instrument securing the Borrower's or Balanced Care's obligations under the Transaction Documents, and with respect to the latter two events, Ocwen provides written notice of same to Borrower. Borrower hereby authorizes Ocwen or Ocwen's agents or its designee to
(i) collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Ocwen or Ocwen's agents; and (ii) take any action necessary to obtain the assignment of contracts, licenses, permits, certifications or approvals necessary, required or desirable in connection with the operation of the facility that constitutes the Property secured hereby and hereby directs third parties, to the extent they require Borrower's consent or approval to permit or allow such transfers and assignment, to grant and effectuate such assignments. Upon an event of default as hereinabove described, and without the necessity of Ocwen entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Ocwen shall immediately be entitled to possession of all rents and revenues of the Property, and upon prior written notice to Borrower, all contracts, licenses, permits, certifications and approvals, as specified in this paragraph; with respect to rents, revenues, and payments due under income-producing or income-generating contracts for Borrower, as the same become due and payable (including but not limited to rents then due and unpaid) and all such rents and other payments received by Borrower shall immediately upon delivery of such notice be held by Borrower as trustees for the benefit of Ocwen only. This paragraph may be supplemented by a separate assignment of leases and rents instrument, and/or a separate assignment of contracts instrument, and/or separate assignments of licenses, permits, certifications, and approvals entered into by and between Ocwen and Borrower, which instrument(s) shall set forth more fully Ocwen's rights with respect to the leases, rents, revenue, contract rights, licenses, permits, certifications and approvals relating to the Property.

         25. ACCELERATION; REMEDIES. If (a) Borrower or Balanced Care is in default beyond any applicable grace period under any of the Transaction Documents, specifically including but not limited to the BCC Note and the Deferred Purchase Price Note, (b) Borrower defaults in the performance or observance of any of the covenants or agreements of Borrower contained in this Instrument and such default continues for a period of 30 days after written notice thereof from Ocwen to Borrower, and, in the event that any such default (other than a monetary default) cannot be cured in such initial 30 day period despite the exercise of all reasonable diligence by Borrower, Borrower shall be entitled to an additional 30 days to cure such default (not including monetary defaults) provided Borrower has commenced and continues to diligently prosecute such cure at all times, (c) an Event of Default under the Term Loan Agreement has occurred and is continuing beyond any applicable grace period, or (d) Borrower or Balanced Care is in default or in breach of any provision, including but not limited to any payment provision, beyond any applicable grace period, contained in any note, document or agreement given by Borrower or Balanced Care to Ocwen or an Ocwen Affiliate in connection with indebtedness of Borrower and Balanced Care to Ocwen and the Ocwen Affiliates secured by this Instrument; then, in any such event, at any time, without further demand or notice, any and all sums secured by this Instrument shall be immediately due and payable and, in addition to any other right or remedy which Ocwen or the

Ocwen Affiliates may now or hereafter have at law or in equity, Ocwen and the Ocwen Affiliates shall have the right and power: (a) to foreclose upon this Instrument and the lien hereof; (b) to sell the Property according to law at one or more sales as an entity or in parcels and at such time and place upon such terms and conditions and after such notices thereof as may be required by law;
(c) to enter upon and take possession of the Property and/or have a receiver appointed therefor as set forth in paragraph 24 hereof; and (d) to effectuate the assignments of contract rights, licenses, permits, certifications, and approvals, as described herein. If all sums secured by this Instrument become immediately due and payable in accordance with this paragraph, Ocwen or the Ocwen Affiliates, at Ocwen's option, may foreclose this Instrument by judicial proceeding and may invoke any other remedies permitted by applicable law or as provided herein. Ocwen and the Ocwen Affiliates shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to costs of documentary evidence, abstracts, title reports, attorneys fees, and any and all fees and costs associated with the (i) transfer of contracts, or obtaining new contracts, and (ii) transfer of licenses, permits, certifications, and approvals, both of the foregoing which are necessary, required, or desirable in connection with the operation of the facility that constitutes the Property secured hereby.

         26. INDEMNIFICATION. Borrower shall protect, indemnify, defend and save harmless Ocwen and the Ocwen Affiliates from and against all actions, claims, causes of action, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees and expenses, including those incurred in connection with appellate, bankruptcy and post-judgment proceedings) imposed upon or incurred by or asserted against Ocwen or an Ocwen Affiliate by reason of: (a) the terms and conditions set forth in this Instrument; (b) ownership of the Property or any interest therein, or receipt of any rents; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas or streets; (d) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property, parking areas or streets; (e) any failure on the part of Borrower or Balanced Care to perform or comply with any of the terms of this Instrument; or (f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof. The obligations of Borrower under this paragraph 26 shall survive any termination or satisfaction of this Instrument until the expiration of the statute of limitations of any action, claim, cause of action, liability, cost or expense for which indemnification is to be provided by Borrower, as set forth above.

         27. HAZARDOUS WASTE REPRESENTATION AND INDEMNIFICATION. The Borrower, Ocwen, the Ocwen Affiliates, Balanced Care, Balanced Care at Medina, Inc., a Delaware corporation, Balanced Care at Centerville, Inc., a Delaware corporation, Balanced Care at Shippensburg, Inc., a Delaware corporation, and Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company have entered into the ENVIRONMENTAL CONDITION AND INDEMNITY AGREEMENT, of even date herewith, governing the relationship between Borrower and Ocwen (and other parties) as to environmental matters affecting the Property.

         28. RELEASE. Upon payment of all sums secured by this Instrument that are due and payable at the time of payoff of the Term Note, and upon the payment in full of the Term Note (not including any Additional Payments that may become due in accordance with the terms of Section 1.6 of the Term Loan Agreement) and all other amounts due and owing to Ocwen under the Term Loan Agreement at the time of payoff of the Term Note (except for the Additional Payments), Ocwen and the Ocwen Affiliates shall discharge this Instrument. Borrower shall pay Ocwen's and the Ocwen Affiliates' reasonable costs incurred in discharging this Instrument.

         Notwithstanding the foregoing paragraph to the contrary, in the event that, at the time of the payoff of the Term Note, payment is due Ocwen or any of its Affiliates (specifically including Medina ALF, Inc., Shippensburg ALF, Inc., and Centerville ALF, Inc.) under the Deferred Purchase Price Note and BCC Note, Ocwen shall not discharge or be required to discharge this Instrument until payment in full has been made under the Term Note (not including any Additional Payments that may become due in accordance with the terms of Section 1.6 of the Term Loan Agreement), the Deferred Purchase Price Note and the BCC Note, and all other amounts due and owing to Ocwen and/or such Affiliates under the Term Note, Deferred Purchase Price Note, and BCC Note have been paid in full.

         Ocwen acknowledges that Borrower may choose to pay off the Loan by refinancing, and Borrower agrees to provide Ocwen with thirty (30) days advance written notice of such refinancing. Ocwen shall have such 30 days to provide Borrower with a payoff letter and to provide to a title company or other escrow agent a satisfaction and release of this Instrument to be held by such escrow agent in escrow until Ocwen shall have received payment in full of the Term Note, and if applicable, the Deferred Purchase Price Note and BCC Note. In the event that Ocwen fails to provide a letter of payoff or provide the release of lien of this Instrument within the time period described above, and solely as a result of Ocwen's failure to timely respond (and not as a result of any action or inaction by Borrower), Borrower fails to make a payment when due under the Term Note, Ocwen may not accelerate payments due under the Term Note, or deem payment due under the Deferred Purchase Price Note and/or BCC Note. Provided, however, that nothing set forth above shall release Borrower and/or Balanced Care from any obligation of Borrower or Balanced Care under the Term Note or any Loan Documents, or under the BCC Note or Deferred Purchase Price Note, in the event that payments are otherwise due under any of the foregoing; the intent of the parties with respect to this paragraph being that Ocwen may not benefit from its failure to timely respond by accelerating the Term Note based solely on such failure, thereby causing payments to be due that would not otherwise be due under the Deferred Purchase Price Note and BCC Note, but otherwise, the obligations of the Borrower and/or Balanced Care under the Transaction Documents, Deferred Purchase Price Note and BCC Note shall be unaffected hereby.

         29. WAIVER OF JURY TRIAL. OCWEN, THE OCWEN AFFILIATES, BALANCED CARE, AND BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG OCWEN, THE OCWEN AFFILIATES, BALANCED CARE, AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG BORROWER, THE OCWEN AFFILIATES, BALANCED CARE, AND OCWEN IN CONNECTION WITH THIS INSTRUMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTION RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO OCWEN AND THE OCWEN AFFILIATES TO ENTER INTO THE FINANCING TRANSACTION AND THE TRANSACTION DOCUMENTS. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S OR THE OCWEN AFFILIATES' ABILITY TO PURSUE THEIR REMEDIES CONTAINED IN THIS INSTRUMENT OR ANY OTHER DOCUMENT RELATED HERETO.

         IN WITNESS WHEREOF, Borrower has executed this Instrument as of the day and year first set forth above.

Signed and acknowledged                         BORROWER:
in the presence of:
                                                BALANCED CARE REALTY (OFC),
                                                INC.

/s/ Theresa M. Haddad

Printed Name: Theresa M. Haddad                 By: /s/Robin L. Barber
                                                Its:  Vice President and
                                                      Secretary

/s/ Barbara E. Davis
Printed Name: Barbara E. Davis

COMMONWEALTH OF PENNSYLVANIA        )
                                    )  SS
COUNTY OF CUMBERLAND                )


         On this 4th day of April, 2002, before me, a Notary Public in and for said County and State, personally appeared Robin L. Barber, the Vice President and Secretary of Balanced Care Realty (OFC), Inc., a Delaware corporation, who executed the foregoing instrument as his/her free act and deed on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                         /s/ Jaynelle D. Covert
                                         Notary Public

                                         My Commission Expires: June 21, 2004



This instrument was prepared by:
Jill E. Aebker, Esq.
Squire, Sanders & Dempsey L.L.P.
1300 Huntington Center
41 South High Street
Columbus, OH  43215